Tech Data Corporation Reports Third Quarter Fiscal Year 2018 Results

CLEARWATER, Fla., Nov. 27, 2017 /PRNewswire/ -- Tech Data (NASDAQ: TECD) (the "Company") today announced its financial results for the third quarter ended October 31, 2017.

	Third quarter ended October 31,			Nine months ended October 31,
($ in millions, except per share amounts)	2017	2016	Y/Y Change	2017	2016	Y/Y Change
Net Sales	$9,135.7	$6,490.3	41%	$25,682.5	$18,807.4	37%

Operating income (GAAP)	$79.6	$62.9	27%	$258.2	$188.8	37%
Operating margin (GAAP)	0.87%	0.97%	-10 bps	1.01%	1.00%	1 bps

Operating income (Non-GAAP)	$135.7	$81.1	67%	$386.8	$216.8	78%
Operating margin (Non-GAAP)	1.49%	1.25%	24 bps	1.51%	1.15%	36 bps

Net income (GAAP)	$37.3	$36.5	2%	$115.4	$116.3	-1%
Net income (Non-GAAP)	$76.7	$50.9	51%	$213.5	$138.2	54%

EPS - diluted (GAAP)	$0.97	$1.03	-6%	$3.03	$3.29	-8%
EPS - diluted (Non-GAAP)	$2.00	$1.44	39%	$5.60	$3.91	43%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com/investor.

Financial Highlights for the Third Quarter Ended October 31, 2017:

  Net sales were $9.1 billion, an increase of 41 percent compared to the prior-year quarter. The increase in net sales is primarily due to the addition of the Technology Solutions business acquired from Avnet, Inc. on February 27, 2017 ("Technology Solutions"). On a constant currency basis, net sales increased 37 percent.
    Americas: Net sales were $4.0 billion (44 percent of worldwide net sales), an increase of 53 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions. On a constant currency basis, net sales increased 52 percent.
    Europe: Net sales were $4.8 billion (53 percent of worldwide net sales), an increase of 25 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions. On a constant currency basis, net sales increased 19 percent.
    Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales). Asia Pacific net sales are attributed to the addition of Technology Solutions.
  Gross profit was $526.1 million, an increase of $210.2 million, or 67 percent compared to the prior-year quarter. As a percentage of net sales, gross profit was 5.76 percent compared to 4.87 percent in the prior-year quarter. The increase in gross profit and gross margin percentage is primarily attributable to the addition of Technology Solutions.
  Selling, general and administrative expenses ("SG&A") were $416.8 million, or 4.56 percent of net sales, compared to $240.0 million, or 3.70 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $390.4 million, an increase of $155.7 million, or 66 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A was 4.27 percent, compared to 3.62 percent in the prior-year quarter. The increase in both dollars and percentage of net sales, on a GAAP and non-GAAP basis, is primarily attributable to the addition of Technology Solutions.
  Worldwide operating income was $79.6 million, or 0.87 percent of net sales compared to $62.9 million or 0.97 percent of net sales in the prior-year quarter. Non-GAAP operating income was $135.7 million, an increase of $54.6 million, or 67 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.49 percent, an improvement of 24 basis points over the prior-year quarter.
    Americas: Operating income was $55.6 million, or 1.39 percent of net sales, compared to $32.4 million, or 1.24 percent of net sales in the prior-year quarter. Non-GAAP operating income was $85.5 million, an increase of $43.1 million, or 101 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 2.14 percent, an improvement of 52 basis points over the prior-year quarter.
    Europe: Operating income was $29.9 million, or 0.62 percent of net sales, compared to $34.0 million, or 0.88 percent of net sales in the prior-year quarter. Non-GAAP operating income was $53.4 million, an increase of $11.2 million, or 26 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.10 percent compared to 1.09 percent in the prior-year quarter.
    Asia Pacific: Operating income was $2.4 million, or 0.82 percent of net sales. Non-GAAP operating income was $3.9 million, or 1.32 percent of net sales.
    Stock-based compensation expense was $8.3 million, an increase of $4.8 million, compared to the prior-year quarter. This includes $1.2 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $37.3 million, compared to $36.5 million in the prior-year quarter. Non-GAAP net income was $76.7 million, an increase of $25.8 million, or 51 percent, compared to the prior-year quarter.
  Earnings per share on a diluted basis ("EPS") were $0.97, compared to $1.03 in the prior year quarter. Non-GAAP EPS was $2.00, an increase of $0.56, or 39 percent compared to the prior-year quarter.
  Net cash generated by operations during the quarter was $70 million.
  Return on invested capital for the trailing twelve months was 9 percent, compared to 13 percent in the prior year period. The adjusted return on invested capital for the trailing twelve months was 12 percent, compared to 14 percent in the prior year period.

"We are pleased to report Q3 results that were in line with our expectations and that continue to highlight the enhanced earnings power and cash flow profile of the new Tech Data," said Robert M. Dutkowsky, chairman and chief executive officer. "For the first time in Tech Data's history, quarterly sales surpassed $9 billion, and through pricing discipline and strong cost controls, we delivered solid non-GAAP earnings per share. In addition, we generated $70 million of cash from operations, paid down $350 million of our debt, reflecting our strong commitment to deleverage the company, and earned an adjusted return on invested capital for the trailing twelve-month period well in excess of our weighted average cost of capital. We continue on our path to building the IT distributor of the future, one with breadth, specialized skills and extensive capabilities to help our customers and vendor partners capitalize on growth opportunities across the computing continuum."

Business Outlook

  For the quarter ending January 31, 2018, the Company anticipates worldwide net sales to be in the range of $10.25 billion to $10.80 billion.
  For the quarter ending January 31, 2018, the Company anticipates EPS to be in the range of $2.39 to $2.69 and non-GAAP EPS to be in the range of $3.35 to $3.65.
  This guidance assumes weighted average diluted shares outstanding of 38.5 million and an effective tax rate in the range of 29 percent to 31 percent.
  This guidance also assumes an average U.S. dollar to euro exchange rate of $1.18 to €1.00.

Webcast Details

Tech Data will hold a conference call today at 5:00 p.m. (ET) to discuss its financial results for the third quarter ended October 31, 2017. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as "constant currency"), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and acquisition-related financing expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data's plans, objectives, expectations and intentions, which may relate to the Technology Solutions business, Tech Data's financial results and estimates and/or business prospects, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts, and projections about the operating environment, economies and markets in which Tech Data operates and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data's future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data's Annual Report on Form 10-K for the year ended January 31, 2017, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the "SEC") that are available at the SEC's website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data's control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data's expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 107 on the Fortune 500® and has been named one of Fortune's World's Most Admired Companies for eight straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, and Facebook.

Contacts:

Charles V. Dannewitz, Executive Vice President,Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com)

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2017	2016	2017	2016

Net sales	$9,135,728	$6,490,265	$25,682,482	$18,807,366
Cost of products sold	8,609,647	6,174,426	24,183,722	17,876,466
Gross profit	526,081	315,839	1,498,760	930,900
Operating expenses:
Selling, general and administrative expenses	416,766	239,952	1,179,996	730,211
Acquisition, integration and restructuring expenses	29,748	13,015	101,931	14,997
LCD settlements and other, net	-	-	(41,343)	(4,142)
Value added tax assessments	-	-	-	1,049
	446,514	252,967	1,240,584	742,115
Operating income	79,567	62,872	258,176	188,785
Interest expense	25,925	9,475	85,205	21,364
Other (income) expense, net	(1,243)	1,747	(1,374)	(517)
Income before income taxes	54,885	51,650	174,345	167,938
Provision for income taxes	17,617	15,144	58,964	51,665
Net income	$ 37,268	$ 36,506	$ 115,381	$ 116,273

Earnings per share:
Basic	$ 0.98	$ 1.04	$ 3.05	$ 3.30
Diluted	$ 0.97	$ 1.03	$ 3.03	$ 3.29
Weighted average common shares outstanding:
Basic	38,186	35,218	37,877	35,184
Diluted	38,433	35,449	38,105	35,393

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	October 31,	January 31,
	2017	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 562,645	$ 2,125,591
Accounts receivable, net	4,816,963	3,047,927
Inventories	2,862,199	2,118,902
Prepaid expenses and other assets	237,873	119,906
Total current assets	8,479,680	7,412,326
Property and equipment, net	273,568	74,239
Goodwill	842,223	199,021
Intangible assets, net	1,117,025	130,676
Other assets, net	247,357	115,604
Total assets	$ 10,959,853	$ 7,931,866

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,464,759	$ 3,844,532
Accrued expenses and other liabilities	706,319	493,199
Revolving credit loans and current maturities of long-term debt, net	113,422	373,123
Total current liabilities	6,284,500	4,710,854
Long-term debt, less current maturities	1,806,456	989,924
Other long-term liabilities	145,074	61,200
Total liabilities	$ 8,236,030	$ 5,761,978
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at October 31, 2017 and January 31, 2017	$ 89	$ 89
Additional paid-in capital	819,157	686,042
Treasury stock, at cost (21,092,348 and 24,018,983 shares at October 31, 2017 and January 31, 2017)	(940,497)	(1,070,994)
Retained earnings	2,744,674	2,629,293
Accumulated other comprehensive income (loss)	100,400	(74,542)
Total shareholders' equity	2,723,823	2,169,888
Total liabilities and shareholders' equity	$ 10,959,853	$ 7,931,866

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Three months ended October 31, 2017
	Americas[1]	Europe[1]	APAC[1]	Stock Compensation Expense	Consolidated
Net Sales	$ 3,997,159	$ 4,841,961	$ 296,608		$ 9,135,728
GAAP operating income[1]	$ 55,551	$ 29,909	$ 2,432	$ (8,325)	$ 79,567
Acquisition, integration and restructuring expenses	14,149	14,128	287	1,184	29,748
Acquisition-related intangible assets amortization expense	15,816	9,362	1,207		26,385
Total non-GAAP operating income adjustments	$ 29,965	$ 23,490	$ 1,494	$ 1,184	$ 56,133
Non-GAAP operating income	$ 85,516	$ 53,399	$ 3,926	$ (7,141)	$ 135,700
GAAP operating margin	1.39%	0.62%	0.82%		0.87%
Non-GAAP operating margin	2.14%	1.10%	1.32%		1.49%
[1] GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended October 31, 2016
	Americas[1]	Europe[1]	Stock Compensation Expense	Consolidated
Net Sales	$ 2,614,347	$ 3,875,918		$ 6,490,265
GAAP operating income[1]	$ 32,414	$ 34,008	$ (3,550)	$ 62,872
Acquisition, integration and restructuring expenses	9,456	3,559		13,015
Acquisition-related intangible assets amortization expense	580	4,663		5,243
Total non-GAAP operating income adjustments	$ 10,036	$ 8,222		$ 18,258
Non-GAAP operating income	$ 42,450	$ 42,230	$ (3,550)	$ 81,130
GAAP operating margin	1.24%	0.88%		0.97%
Non-GAAP operating margin	1.62%	1.09%		1.25%
[1] GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Nine months ended October 31, 2017
	Americas[1]	Europe[1]	APAC[1]	Stock Compensation Expense	Consolidated
Net Sales	$ 11,658,471	$ 13,250,935	$ 773,076		$ 25,682,482
GAAP operating income[1]	$ 194,426	$ 73,172	$ 11,795	$ (21,217)	$ 258,176
LCD settlements and other, net	(42,659)	1,316	-		(41,343)
Acquisition, integration and restructuring expenses	58,573	40,385	431	2,542	101,931
Acquisition-related intangible assets amortization expense	38,330	26,075	3,584		67,989
Total non-GAAP operating income adjustments	$ 54,244	$ 67,776	$ 4,015	$ 2,542	$ 128,577
Non-GAAP operating income	$ 248,670	$ 140,948	$ 15,810	$ (18,675)	$ 386,753
GAAP operating margin	1.67%	0.55%	1.53%		1.01%
Non-GAAP operating margin	2.13%	1.06%	2.05%		1.51%
[1] GAAP operating income does not include stock compensation expense at the regional level.

	Nine months ended October 31, 2016
	Americas[1]	Europe[1]	Stock Compensation Expense	Consolidated
Net Sales	$ 7,677,237	$ 11,130,129		$ 18,807,366
GAAP operating income[1]	$ 104,930	$ 94,875	$ (11,020)	$ 188,785
Value added tax assessments	(407)	1,456		1,049
Acquisition, integration and restructuring expenses	10,502	4,495		14,997
Acquisition-related intangible assets amortization expense	1,740	14,356		16,096
LCD settlements and other, net	(4,142)	-		(4,142)
Total non-GAAP operating income adjustments	$ 7,693	$ 20,307		$ 28,000
Non-GAAP operating income	$ 112,623	$ 115,182	$ (11,020)	$ 216,785
GAAP operating margin	1.37%	0.85%		1.00%
Non-GAAP operating margin	1.47%	1.03%		1.15%
[1] GAAP operating income does not include stock compensation expense at the regional level.

Selling, general and administrative expenses ("SG&A")	Three months ended October 31,
	2017	2016
Net Sales	$ 9,135,728	$ 6,490,265
GAAP SG&A	416,766	239,952
Acquisition-related intangible assets amortization expense	(26,385)	(5,243)
Non-GAAP SG&A	$ 390,381	$ 234,709

GAAP SG&A percentage of net sales	4.56%	3.70%
Non- GAAP SG&A percentage of net sales	4.27%	3.62%

	Nine months ended October 31,
	2017	2016
Net Sales	$ 25,682,482	$ 18,807,366
GAAP SG&A	1,179,996	730,211
Acquisition-related intangible assets amortization expense	(67,989)	(16,096)
Non-GAAP SG&A	$ 1,112,007	$ 714,115

GAAP SG&A percentage of net sales	4.59%	3.88%
Non- GAAP SG&A percentage of net sales	4.33%	3.80%

	Three months ended October 31,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$37,268	$0.97	$36,506	$1.03
Acquisition, integration and restructuring expenses	29,748	0.77	13,015	0.37
Acquisition-related intangible assets amortization expense	26,385	0.69	5,243	0.15
Acquisition-related financing expenses	-	-	3,414	0.10
Income tax effect of the above adjustments	(16,652)	(0.43)	(7,277)	(0.21)
Non-GAAP results	$76,749	$2.00	$50,901	$1.44

	Nine months ended October 31,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$115,381	$3.03	$116,273	$3.29
LCD settlements and other, net	(41,020)	(1.08)	(4,142)	(0.12)
Value added tax assessments	-	-	1,386	0.04
Acquisition, integration and restructuring expenses	101,931	2.68	14,997	0.42
Acquisition-related intangible assets amortization expense	67,989	1.78	16,096	0.45
Acquisition-related financing expenses	8,807	0.23	3,414	0.10
Income tax effect of the above adjustments	(39,548)	(1.04)	(9,788)	(0.27)
Non-GAAP results	$213,540	$5.60	$138,236	$3.91

Return on Invested Capital (ROIC)

	Twelve months ended October 31,
TTM Net Operating Profit After Tax (NOPAT)*:	2017	2016
Operating income	$ 361,293	$ 333,987
Income taxes on operating income[1]	(94,679)	(100,045)
NOPAT	$ 266,614	$ 233,942

Average Invested Capital:
Short-term debt (5-qtr average)	$ 360,705	$ 86,220
Long-term debt (5-qtr average)	1,279,729	278,970
Shareholders' Equity (5-qtr average)	2,439,925	2,061,796
Total average capital	4,080,359	2,426,986
Less: Cash (5-qtr average)	(1,054,922)	(666,295)
Average invested capital less average cash	$ 3,025,437	$ 1,760,691
ROIC	9%	13%

* Trailing Twelve Months is abbreviated as TTM.
[1] Income taxes on operating income was calculated using the trailing 12 months effective tax rate during the respective periods.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended October 31,
TTM Net Operating Profit After Tax (NOPAT), as adjusted *:	2017	2016
Non-GAAP operating income[1]	$ 508,902	$ 333,593
Income taxes on non-GAAP operating income[2]	(151,859)	(95,174)
NOPAT, as adjusted	$ 357,043	$ 238,419

Average Invested Capital, as adjusted:
Short-term debt (5-qtr average)	$ 360,705	$ 86,220
Long-term debt (5-qtr average)	1,279,729	278,970
Shareholders' Equity (5-qtr average)	2,439,925	2,061,796
Tax effected impact of non-GAAP adjustments[3]	50,441	(13,338)
Total average capital, as adjusted	4,130,800	2,413,648
Less: Cash (5-qtr average)	(1,054,922)	(666,295)
Average invested capital less average cash	$ 3,075,878	$ 1,747,353
Adjusted ROIC	12%	14%

* Trailing Twelve Months is abbreviated as TTM.

[1] Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, LCD settlements and other, net, value added tax assessments and acquisition-related intangible assets amortization expense

[2] Income taxes on non-GAAP operating income was calculated using the trailing 12 months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.

[3] Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.

Guidance Reconciliation

	Three months ended January 31, 2018
	Low end of guidance range	High end of guidance range
Earnings per share - diluted	$2.39	$2.69
Acquisition, integration and restructuring expenses	0.84	0.84
Acquisition-related intangible assets amortization expense	0.61	0.61
Income tax effect of the above adjustments	(0.49)	(0.49)
Non-GAAP earnings per share - diluted	$3.35	$3.65